Exhibit 10.172

AMENDMENT NO. 1

The HMO IPA/Medical Group Shared Savings Provider Agreement between California Physicians’ Service, d.b.a.  Blue Shield of California (“BSC-HMO”), and PROSPECT HEALTH SOURCE MEDICAL GROUP (“Group”), with an effective date of July 1, 2003 is further amended effective July 1, 2003 as follows:

Amendment 1

Section 2.1l(c) is amended to read in full as follows:

Group acknowledges that a Member may request transfer between PCPs, and between Blue Shield medical groups, in accordance with the Member’s applicable Health Services Contract and Evidence of Coverage.  As appropriate, Group agrees to accept the transfer of a Blue Shield member to Group at the request of Blue Shield.  The effective date of transfer, when requested during the course of treatment, during an inpatient hospital stay, or during the third trimester of pregnancy, will be the first of the month following:

•             Discharge from hospital

•             Delivery

•             The date it is medically appropriate to transfer the member’s care to his/her new PCP as determined by the Plan.

Exceptions must be approved by the regional Blue Shield Medical Director.

Amendment 2

Section 3.2(b) is amended to read in full as follows:

(b) In the event of Group’s continued or repeated failure to compensate Group Providers or other healthcare providers within the time limits required by this Agreement as set forth in Section 13.4, Blue Shield may elect to pay claims on behalf of Group and offset the amount of such payments, along with a monthly administrative fee (not to exceed 10% of monthly Capitation) from any amounts then or thereafter owed by Blue Shield to Group, including capitation.  Prior to any such action, Blue Shield shall have provided Group with fifteen (15) days’ advance written notice of the repeated failures, which shall serve as an opportunity to cure the noncompliance.  In the event that payment of such claims is of an urgent or immediate nature as determined by Blue Shield, Blue Shield may elect to pay such claims on behalf of Group without advance notice and may offset the amount of such payments.

Amendment 3

Section 7.4 is amended to read in full as follows:

Stop Loss Coverage. During the term of this Agreement, Group shall either obtain professional stop loss coverage through Blue Shield under the terms and conditions set forth in Exhibit H attached hereto or shall obtain professional stop loss coverage either through a third party insurer or through a self-funding methodology acceptable to Blue Shield.  Upon request, certificates and other proof of such coverage shall be provided to Blue Shield.  Group shall provide Blue Shield with timely notice of cancellation of coverage or change in carrier.  If Group elects to have Blue Shield provide such stop loss coverage, by so indicating on the Signature Page hereto, Blue Shield shall provide and charge Group for stop loss coverage as set forth in Exhibit H.

Amendment 4

Section 14.10 is amended to read in full as follows:

Non-Solicitation. During the term of this Agreement, and for one (1) year thereafter, Group shall not solicit, induce, or encourage any Member to disenroll from Blue Shield or select another health care service plan for healthcare services.  Additionally, during the term of this Agreement, and for one (1) year thereafter, Group shall use best efforts to ensure that Group Providers do not solicit,

*** Confidential Information omitted and filed separately with the Securities and Exchange Commission.

induce, or encourage any Member to disenroll from Blue Shield or select another health care service plan for healthcare services.  Notwithstanding the foregoing, Group and Group Providers shall be entitled to freely communicate with Members regarding any aspect of their health status or treatment.

Amendment 5

Exhibit F-l, Section 1 is amended to read in full as follows:

Delegation Responsibilities & Penalties. The capitation amounts paid to Group by Blue Shield as set forth in Paragraph 7.1 (a) of this Agreement are based on Blue Shield’s expectation that the Group accepts and will perform delegation of the requirements set forth as Group’s responsibility in Attachments I, II, III and IV of this Exhibit F.  The quality improvement and quality management obligations of Blue Shield are not delegated to Group; however, Group shall have its own fully functional Quality Management Program, as described in Attachment I, that is cooperative with and integrated into the Blue Shield Quality Management Program.  In accordance with paragraph 4.3 (c) of this Agreement, the net monthly capitation penalty reduction for any de-delegated function shall be as follows:

	Commercial	Blue Shield 65+
UM / Professional	2.0%	NA
UM / Shared Savings	2.0%	NA
Credentialing	0.5%	NA
Claims Processing
Non-contracted Only Penalty	0.7%	NA
All Claims Penalty	5.0%	NA
Non-contracted Only Payment Withhold *	8.5%	NA
All Claims Payment Withhold	85.0%	NA

* = Subject to actual claims paid experience.

All other conditions and terms of this Agreement shall remain the same.  When executed by both parties, this Amendment shall be effective as of July 1, 2003.

BLUE SHIELD OF CALIFORNIA		PROSPECT HEALTH SOURCE MEDICAL GROUP

By:	/s/ LISA FARNAN	By:	/s/ PETER GOLL
	LISA FARNAN		PETER GOLL

SENIOR VICE PRESIDENT,
Title:	VICE PRESIDENT, PROVIDER RELATIONS	Title:	BUSINESS DEVELOPMENT

Date:	9-28-03	Date:	9-17-03